Exhibit 99.1

FOR IMMEDIATE RELEASE

ClearSign Combustion Corporation

Announces Q1 Results

SEATTLE, May 14, 2015 – ClearSign Combustion Corporation (NASDAQ: CLIR) today announced its results for the quarter ended March 31, 2015. As a result of its ongoing research and development progress, the Company incurred losses of $1,538,000 in the quarter ended March 31, 2015 as compared to losses of $1,646,000 for the same period in 2014. Research and development costs totaled $573,000 in the quarter ended March 31, 2015 as compared to $607,000 for the same period in 2014 reflecting decreased consulting activities in 2015. General and administrative costs totaled $1,019,000 in the quarter ended March 31, 2015 as compared to $1,040,000 for the same period in 2014 due primarily to reduced investor relations consulting costs.

Working capital at March 31, 2015 totaled $15,413,000, including cash and cash equivalents of $16,190,000. On February 10 and February 12, 2015, the Company completed an underwritten public offering of 2,990,000 shares of common stock, resulting in net proceeds of approximately $16.3 million.

"Today, I’m pleased to report several significant commercial milestones that have taken place recently," said Steve Pirnat, ClearSign Chairman and CEO. "We have completed our field demonstration at Aera Energy and are in the process of moving to production. During this field demonstration we were able to validate that Duplex Technology can meet the regulatory requirement for 5PPM NOx in the San Joaquin Valley (which is among the most stringent in the world) but even more significantly -- we were able to show a meaningful reduction in energy consumption. Specifically, we demonstrated with the help of Aera, an efficiency improvement due to Duplex Technology’s superior radiant heat transfer characteristics combined with a reduction in electrical consumption due to the elimination of Flue Gas Recirculation and the associated blower horsepower.

"As a direct result of the performance at Aera we just received a contract from another oil producer in the Bakersfield area. With over 1,000 Once-Through Steam Generators in operation in North America, we are confident that the Enhanced Oil Recovery space will be an area of growth for us based on the compelling value ClearSign can provide as compared to other customer options.

"This extraordinary performance is getting us a lot of attention in the industry. As a result of our performance in California, ClearSign was invited to present our technical results to environmental regulators in Texas on May 7th and the reception we received was unprecedented. As a hub of refining activity in the United States and a leader in environmental quality, Texas is responsible for the refining of 26% of the nation's gasoline. This is a very important market for us, and further proof that word is spreading, not just in California but to other regions such as Western Canada about our unparalleled NOx performance.

"Last month, ClearSign was privileged to host 18 senior technology experts from the American Petroleum Institute (API) at our headquarters in Seattle. The API members who represent most of the major global oil companies were able to visit our labs to see a demonstration of our Duplex Technology first hand and get a technical briefing from our research and business development staff at ClearSign. The dialog among the participants was very productive and interest among the API members was keen. There was particular interest in Duplex Technology’s ability to eliminate flame impingement within process heaters, thus debottlenecking critical assets and reducing mechanical de-coking and other operational costs.

"The refinery and petrochemical segment is a significant market opportunity for ClearSign. We were very encouraged by the positive feedback we received from the API membership and also believe that successful installations at the two refinery projects already in our trial order backlog will build further confidence and interest in Duplex technology for refinery applications."

A conference call discussing the release of the Company's results for the first quarter ending March 31, 2015 will be held today, May 14, 2015, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. Click here or visit ClearSign's Investor Relations page to listen to the call online. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10065739. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs, develops and markets technologies that drive to improve key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patent-pending Duplex™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the chemical, petrochemical, refinery, power and commercial boiler industries. For more information, please visit www.clearsign.com

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Annual Report on Form 10-K and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

For further information:

Media:

Alberto Gestri

Antenna Group for ClearSign

+1 415-464-6319

clearsign@antennagroup.com

Investor Relations:

+1 206-673-4848

investors@clearsign.com

ClearSign Combustion Corporation
Statements of Operations
	For the Three Months Ended March 31,
	2015	2014
Operating expenses:
Research and development	$573,000	$607,000
General and administrative	1,019,000	1,040,000

Total operating expenses	1,592,000	1,647,000

Loss from operations	(1,592,000)	(1,647,000)
Interest income	9,000	1,000

Net Loss	$(1,583,000)	$(1,646,000)

Net Loss per share	$(0.14)	$(0.18)

Weighted average number of shares outstanding	11,363,356	9,060,163

ClearSign Combustion Corporation
Balance Sheets
	March 31,
	2015	2014
ASSETS

Current Assets:
Cash and cash equivalents	$16,190,000	$1,845,000
Prepaid expenses	111,000	109,000
Total current assets	16,301,000	1,954,000

Fixed assets, net, and other assets	236,000	273,000
Patents and other intangible assets, net	2,705,000	2,372,000

Total Assets	$19,242,000	$4,599,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$200,000	$253,000
Accrued compensation and taxes	688,000	982,000
Total current liabilities	888,000	1,235,000
Long-term accrued compensation and taxes	275,000	372,000
Deferred rent	30,000	33,000
Total liabilities	1,193,000	1,640,000

Stockholders' Equity:
Common stock, 12,790,664 and 9,681,476 shares issued and
outstanding at March 31, 2015 and December 31, 2014, respectively	1,000	1,000
Additional paid-in capital	40,891,000	24,218,000
Accumulated deficit	(22,843,000)	(21,260,000)
Total stockholders' equity	18,049,000	2,959,000

Total Liabilities and Stockholders' Equity	$19,242,000	$4,599,000